Exhibit 99.1

Primus Completes Arbinet Acquisition

•	Doubles Scale of Primus’ Global Wholesale Business

•	Adds Complementary International Routes, Product Capability

•	Renames Business Unit PTGi International Carrier Services (ICS)

•	Names John Melick as President, PTGi ICS

MCLEAN, VA – (MARKET WIRE) – March 1, 2011 – Primus Telecommunications Group, Incorporated (PTGi) (OTCBB: PMUG), a global facilities-based integrated provider of advanced telecommunications products and services, announced today that it has completed its acquisition of Arbinet Corporation (NASDAQ: ARBX), a leading provider of wholesale telecom exchange services to carriers in an all-stock transaction. Pursuant to the definitive merger agreement dated November 10, 2010, which was further amended on December 14, 2010, it is anticipated that Arbinet stockholders will receive approximately 0.5817 shares of Primus common stock for each share of Arbinet common stock that they hold. Arbinet stockholders (by virtue of holding Arbinet common stock immediately prior to the effective time of the merger) now own approximately 25% of the outstanding shares of Primus common stock. The number of Primus shares outstanding, on a pro forma basis for the completion of the transaction, is 13,108,380.

Peter D. Aquino, Chairman, President and Chief Executive Officer, stated, “The combination of Primus’ International Carrier Services group with Arbinet’s thexchangeSM creates a unit with over $500 million in annual revenue. This enhances our competitiveness and our ability to serve the diverse needs of our customers. The new business unit called PTGi International Carrier Services is uniquely positioned to fulfill customers’ wholesale needs regardless of their sourcing preferences. We are now implementing our plan of integration, which we expect to be substantially completed over the next 12 months. We anticipate accretive cost synergies of approximately $3 million in 2011 and approximately $7 million in 2012. We continue to expect this to be a win for our customers and employees, and to generate additional value for stockholders. We welcome Arbinet’s employees and its stockholders to PTGi.”

Primus is now integrating Arbinet into Primus’ International Carrier Services group, adding over $300 million in annual revenue, and bringing Primus’ total consolidated annual run rate revenue to over $1 billion. The combination of Primus’ International Carrier Services group with Arbinet is expected to enhance global competitive positioning, allowing customers to access more global routes at competitive rates and diversifying Primus’ international voice and data product portfolio of services across all existing customer segments. Primus will become the only major global provider to offer customers the option either to acquire direct international connections through traditional interconnect arrangements or to manage their access needs through Arbinet’s voice trading exchange (thexchangeSM). Primus also expects that the combination will improve gross margins and resulting EBITDA by eliminating operating redundancies and adding the benefits of increased scale by adding enhanced global voice and data services, including IP transit and peering and combining complementary strengths, including an expanded global footprint, additional sales presence, and increased coverage in Asia, Latin America, and Eastern Europe.

In addition, Primus has named John Melick as President International Carrier Services, who will run the combined wholesale operations.

About Primus

Primus Telecommunications Group, Incorporated is a leading provider of advanced communication solutions, including, traditional and IP voice, data, mobile services, broadband Internet, collocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada, Australia, and Brazil. Primus is also one of the leading international wholesale service providers to fixed and mobile network operators worldwide. Primus owns and operates its own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, fiber capacity, and data centers located in Canada, Australia, and Brazil. Founded in 1994, Primus is headquartered in McLean, Virginia.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission, or the SEC; such non-GAAP financial measures include Adjusted EBITDA and Free Cash Flow. Primus provides reconciliations of these measures to the most directly comparable GAAP measures in its press releases, which are available on our web site at www.ptgi.com. Additionally, information regarding the purpose and use for these non-GAAP financial measures is set forth in the Company’s quarterly press releases and filings made with the SEC, which are available on our web site.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the SEC. All statements, other than statements of historical fact, included herein that address activities, events or developments that Arbinet or Primus expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of the merger, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. Risks and uncertainties that could affect forward-looking statements include, but are not limited to, the following: the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that Primus’s and Arbinet’s businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; any actions taken by either of the companies, including, but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); the ability to service substantial indebtedness; the risk factors or uncertainties described from time to time in Arbinet’s filings with the SEC; and the risk factors or uncertainties described from time to time in Primus’ filings with the SEC (including, among others, those listed under captions titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Short- and Long-Term Liquidity Considerations and Risks;” “— Special Note Regarding Forward-Looking Statements;” and “Risk Factors” in Primus’ annual report on Form 10-K and quarterly reports on Form 10-Q) that cover matters and risks including, but not limited to: (a) a continuation or worsening of global recessionary economic conditions, including the effects of such conditions on our customers and our accounts receivables and revenues; (b) the general fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; (c) the possible inability to raise additional capital or refinance indebtedness when needed, or at all, whether due to adverse credit market conditions, our credit profile or otherwise; (d) a continuation or worsening of turbulent or weak financial and capital market conditions; (e) adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services; and (f) successful implementation of cost reduction efforts. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Except as required by law, Primus does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Primus

Richard Ramlall, SVP Corporate Development and Chief Communications Officer

703-748-8050

ir@ptgi.com

Lippert/Heilshorn & Assoc., Inc.

Carolyn Capaccio

212-838-3777

ccapaccio@lhai.com

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